Exhibit 4.6

NUMBER

ORDINARY SHARES [●]

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP [●]

SRIVARU HOLDING LIMITED

FORMED UNDER THE LAW OF THE CAYMAN ISLANDS

ORDINARY SHARES

This Certifies that

_______________________________________________________________________________is the owner of ___________________________________________________________________________________________

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES, PAR VALUE $0.[01], OF

SRIVARU HOLDING LIMITED

(THE “COMPANY”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile signatures of its duly authorized officers.

Chief Executive Officer	Secretary

SRIVARU HOLDING LIMITED

The Company will furnish without charge to each shareholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s Amended & Restated Memorandum & Articles of Association and all amendments thereto and resolutions of the Company’s Board of Directors providing for the issue of securities (copies of which may be obtained from the Secretary of the Company) to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – ____ as Tenants in Common

TEN ENT – ____ as Tenants by the Entirety

JT TEN – ____ as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian		under Uniform Gifts to Minors Act
	(Cust)		(Minor)		(State)

Additional abbreviations may also be used though not in the above list.

For value received, _____________________________________hereby sells, assigns and transfers unto_____________________________ (insert name and social security number or other identifying number of assignee) whose address is _______________________ ________________________________________________, ____________________ ordinary shares represented by the within Certificate, and hereby irrevocably constitutes and appoints ________________ Attorney to transfer the said shares on the books of the Company with full power of substitution in the premises.

Dated:
(legal signature)

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed:

The signature must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings & loan associations and credit unions with membership in an approved signature guarantee medallion program pursuant to SEC Rule 17A d-15 (or any successor rule) under the Securities Exchange Act of 1934, as amended).

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